THIRD AMENDMENT TO LEASE
     This Third Amendment to Lease (“Third Amendment”) is made and entered into as of the 1st day of October, 2008 by and between SCIENCE PARK DEVELOPMENT CORPORATION, a Connecticut corporation with offices at 25 Science Park, New Haven, Connecticut 06511 (“Landlord”) and VION PHARMACEUTICALS, INC., a Delaware corporation with offices at 4 Science Park, New Haven, Connecticut 06511 (“Tenant”).
W I T N E S S E T H :
     WHEREAS, Landlord and Tenant entered into that certain Lease dated as of November 1, 2001 (the “Original Lease”) the terms of which are incorporated herein by reference thereto whereunder, inter alia, Landlord leased to Tenant and Tenant leased from Landlord 19,738 rentable square feet (the “Leased Premises”) on the first, third and fourth floors of the Building as defined in the Original Lease; and
     WHEREAS, said Original Lease has been amended on two previous occasions, to wit, by that certain First Amendment to Lease entered into as of January 25, 2006 (“First Amendment”) and by that certain Second Amendment to Lease entered into as of June 27, 2007 (“Second Amendment”), the terms of each such amendment being incorporated herein by reference thereto; and
     WHEREAS, said Original Lease as so amended (hereinafter collectively the “Lease”) remains in full force and effect as of the date hereof and binding upon the parties in manner as set forth therein; and
     WHEREAS, the parties desire to further amend the Lease as set forth in the herein Third Amendment to stipulate the terms and conditions upon which shall occur the surrender by Tenant of all of the first floor space consisting for the purposes hereof of 4,738 rentable square feet and currently forming a part of the Building 4 Leased Premises as defined in the said Second Amendment;
     NOW THEREFORE, in consideration of the mutual terms, conditions and covenants as contained in the Lease, as amended heretofore, and as further amended by the provisions of this Third Amendment, Landlord and Tenant agree as follows:
     1. Leased Premises. Effective as of October 1, 2008, Section 1.1(a) of the Lease is hereby amended and restated to stipulate and read as follows:
          1.1 Leased Premises.
          (a) Landlord holds fee simple title to that certain land and the improvements thereon known as 4 Science Park, which real property has an address of 375 Winchester Avenue, New Haven, Connecticut and which real property is more fully described on Exhibit A attached to the Lease and made a part thereof (the “Building 4 Property”). Tenant shall lease from Landlord a portion of the Building 4 Property (“Building 4”), which portion is located on the

East side of Building 4 on the third and fourth floors and consists of approximately 15,000 rentable square feet, which leased space is delineated on the revised floor plan attached to this Third Amendment as Schedule A-1 and made a part hereof (the “Building 4 Leased Premises”). Tenant’s rights under this Lease shall include, in common with other tenants of Building 4, use of the land and the facilities, accesses, hallways, roadways, sidewalks, and like service and scenic improvements in grounds (with the exception of parking areas), which are intended for the common use and tenants of Building 4 (“Building 4 Common Facilities”). The Building 4 Property is part of an area of approximately eighty acres generally referred to as “Science Park”.
     2. Term. Effective as of October 1, 2008, Section 2.1(a) of the Lease is hereby amended by deleting all references in the first sentence thereof to “Building 4 Premises” and substituting therefor “Building 4 Leased Premises”.
     3. Base Rent. Section 3.1 of the Lease, as amended by the First Amendment and Second Amendment, is further amended herein effective as of and after October 1, 2008 by striking and restating the Base Rent table set forth in Section 3.1(i) and by replacing in its place and stead the following Base Rent table:

	Base Rent
	Building 4			Building 5
		Building 4	Building 5	Building 5
	Building 4	Monthly	Annual	Monthly
	Annual Base	Base	Base	Base		Total
Rental Period	Rent	Rent	Rent	Rent	Annual	Monthly
7/1/07 to 3/12/08	$217,118.00	$18,093.17			$217,118.00	$18,093.17

3/13/08 to 9/30/08	$217,118.00	$18,093.17	$71,500.00	$5,958.33	$288,618.00	$24,051.50

10/1/08 to Expiration Date	$165,000.00	$13,750.00	$71,500.00	$5,958.33	$236,500.00	$19,708.33
     4. Release of First Floor Premises. Landlord and Tenant stipulate and agree that effective as of September 30, 2008, Tenant’s tenancy of that portion of the Building 4 Leased Premises located on the first floor (that first floor portion being called the “Released Premises”) is canceled and terminated and Tenant surrenders that portion of the Building 4 Leased Premises. Landlord hereby accepts the Released Property in its “as is” “where is” condition and in full satisfaction of Tenant’s obligations under the Lease. Notwithstanding the foregoing, Landlord grants and conveys unto Tenant the right to access, use, operate, maintain and/or repair the telecommunications and network equipment, wiring and cabling (collectively, the Telecommunications Equipment”) used by or for the benefit of Tenant and located in various locations in the common area of the first floor of Building 4 including a secured utility closet. Prior to any access for the foregoing purposes to any area except for the aforementioned utility closet, Tenant or its contractors and subcontractors as the case may be shall provide reasonable prior notice to Landlord or its building manager and to any then current tenant in possession of the Released Premises (a “Tenant-in-Possession”) or any employee of a Tenant-in-Possession present upon the Released Premises, of Tenant’s intent to enter for such purposes. Such access shall be limited to the foregoing purposes and shall be permitted only during ordinary and customary business hours and days unless otherwise permitted by the Tenant-in-Possession or by any employee of the Tenant-in-Possession present upon the Released Premises. Tenant for itself and its contractors and subcontractors agrees to make all reasonable efforts to avoid disruption to the quiet enjoyment of the Released Premises on the part of the Tenant-in-Possession.
     5. Personal Property. Tenant does hereby absolutely and irrevocably assign and convey unto Landlord and its successors and assigns, without representation or warranty of any kind, all of Tenant’s right, title and interest, if any, in and to all tangible personal property and equipment owned by Tenant and located within the Released Premises on October 1, 2008, including, but not limited to, the modular vivarium facility installed in the Released Premises (collectively, the “Personal Property”); provided that, notwithstanding the foregoing, there shall be no assignment or conveyance of (i) any Telecommunications Equipment, and/or (ii) any tangible personal property and equipment in the Building 4 Leased Premises, other than the Released Premises, or the Building 5 Leased Premises. Landlord hereby accepts the Personal Property in its “as is” “where is” condition without representation or warranty of any kind by Tenant. Tenant shall hereby waive any claim with respect to the Personal Property.
     6. Landlord Work. Landlord at its sole cost and expense shall promptly commence and diligently pursue until completion all work necessary or reasonably required to secure Door A as shown on Exhibit A and to relocate HVAC controls from Space B1 to an appropriate HVAC control location within the Building in Landlord’s reasonable judgment and reasonably acceptable to Tenant. Landlord shall use commercially reasonable efforts to complete such work no later than December 1, 2008. All such work shall be performed in a good and workmanlike manner that minimizes any disruption to Tenant’s use and enjoyment of the Leased Premises and in compliance with all laws.
     7. Ratification; Definitions. The terms, conditions and provisions of said Original Lease as modified by the terms of the First Amendment and Second Amendment are hereby ratified and confirmed in all respects except as further amended by the terms, conditions and provisions of this Third Amendment. All capitalized terms used but not defined in this Third Amendment shall have the respective meanings ascribed to such terms in the Lease.
     8. Conflict. In the event of any conflict between the terms, conditions and provisions of this Third Amendment and the terms, conditions and provisions of said Original Lease as modified by the First Amendment and Second Amendment, then in such event the terms, conditions and provisions of this Third Amendment shall govern and prevail in all respects.

     IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the day and year first above written.

In the presence of:	LANDLORD SCIENCE PARK DEVELOPMENT CORPORATION

/s/ David Fletcher	By	/s/ David Silverstone

/s/ Jessica Minardi

In the presence of:	TENANT

VION PHARMACEUTICALS, INC.

/s/ David Fletcher	By	/s/ Howard Johnson

President and CFO
Vion Pharmaceuticals, Inc.

/s/ Thomas Sommer

STATE OF CONNECTICUT	)
) ss.: New Haven; October 14, 2008
COUNTY OF NEW HAVEN	)
     Personally appeared, David Silverstone, Chairman and CEO of Science Park Development Corporation, signer and sealer of the foregoing instrument, and acknowledged the same to be her/his free act and deed and the free act and deed of said corporation, before me.

/s/ Jessica Minardi

Notary Public
My Commission Expires: March 31, 2010

STATE OF CONNECTICUT	)
) ss.: New Haven; October 10, 2008
COUNTY OF NEW HAVEN	)
     Personally appeared, Howard Johnson, President and CFO of Vion Pharmaceuticals, Inc., signer and sealer of the foregoing instrument, and acknowledged the same to be her/his free act and deed and the free act and deed of said corporation, before me.

/s/ Jessica Minardi

Notary Public
My Commission Expires: March 31, 2010

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